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                                                                 Exhibit (10)(u)

                                  ADDENDUM NO. 1 TO
                                EMPLOYMENT AGREEMENT

     THIS ADDENDUM is made and entered into as of the 13th day of March, 1998, by and between Vaughn Communications, Inc., a Minnesota corporation (the "Company") and Donald J. Drapeau (the "Employee").

                                      RECITALS

     A. The Company and Employee have entered into an Employment Agreement dated September 26, 1995 (the "Employment Agreement").

     B. The Board of Directors of the Company have authorized supplementing the terms and conditions of the Employment Agreement to authorize the payment of a change of control bonus to Employee.

     C. Section 7(a) of the Employment Agreement reserved the right of the Company and Employee to modify the terms of the Employment Agreement in a writing signed by the Company and Employee, and the Company and Employee are desirous of supplementing the terms of the Employment Agreement as provided in this Addendum.

     D. Capitalized terms used in this Addendum shall have the meanings assigned to them in the Employment Agreement, unless otherwise defined herein.

                                     AGREEMENT

     In consideration of the above recitals and of the mutual agreements set forth in this Addendum, the parties agree as follows:

1. ADDITION OF SECTION 8. The Employment Agreement is hereby modified to add the following as Section 8 of the Employment Agreement:

     "8.  CHANGE OF CONTROL PAYMENT.

          (a) PAYMENT. The Company and the Employee recognize that the possibility of a "Change of Control" of the Company exists and that such possibility, and the uncertainty and questions which it may raise among management of the Company, may result in the departure or distraction of the Employee to the detriment of the Company and its stockholders. In order to induce the Employee to stay in the employ of the Company in the event that the Company determines to pursue a Change of Control of the Company and to use his best efforts to bring about such a Change of Control, the Company agrees to pay the Employee the following: (i) $100,000 in one lump sum payment which shall be paid contemporaneously with the consummation of such Change of Control transaction; provided, however, the Employee is employed by the

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     Company at the time of consummation of such Change of Control and (ii)
     an additional $100,000 in one lump sum payment which shall be paid on the date one year after consummation of such Change of Control; provided, however, that either (iii) the Employee has been employed by the Company (or its successor entity) during all of such one year period or (iv) the Employee's employment with the Company (or its successor entity) was terminated during such one year period by the Company (or its successor entity) other than for Cause or due to a nonrenewal of this Agreement or by the Employee for Good Reasons pursuant to Section 4(c). The amounts payable under this Section 7(a) shall be payable to the Employee, at the option of the Company, in cash, or by cashier's or certified check or by wire transfer.

          (b) CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall mean any one of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
     1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power (with respect to the election of directors) of the Company's then outstanding securities; (ii) at any time after the execution of this Agreement, the individuals who as of the date of the execution of this Agreement constitute the Board (and any new director whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office) cease for any reason to constitute a majority of the Board;
     (iii) the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power (with respect to the election of directors) of the securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's business or assets."

2. SCOPE. This Addendum is a supplement to the Employment Agreement, which is by reference made a part hereof, and all of the terms, conditions and provisions thereof, unless specifically modified in this Addendum, are in full force and effect.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Addendum as of the date first above written, which shall be the effective date of this Addendum.

EMPLOYEE:                     VAUGHN COMMUNICATIONS, INC.



/S/ Donald J. Drapeau            By /S/ E.D. Willette
------------------------           --------------------------
Donald J. Drapeau                  Its  CEO
                                      -----------------------


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